EXHIBIT 12(b)
SECTION 906 CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Bailard Opportunity Fund Group, Inc., on behalf of the Bailard Cognitive Value Fund, the Bailard Enhanced Growth Fund, the Bailard International Equity Fund and the Bailard Bond Opportunity Fund (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended September 30, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as applicable, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ P.M. Hill
Name: Peter Molyneux Hill
Title: Chairman
Date: 12/7/2005

/s/ Barbara Vaughan Bailey
Name: Barbara Vaughan Bailey
Title: Treasurer & Chief Compliance Officer
Date: 12/7/2005

This certification is furnished pursuant to the requirements of Form N-CSR and shall not be deemed “filed” for the purpose of Section 18 of the Security Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.